UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2024

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	000-09881	54-1162807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Shentel Way
P.O. Box 459

Edinburg, Virginia 22824

(Address of Principal Executive Offices) (Zip Code)

(540) 984-4141

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On July 30, 2024, the Board of Directors (the “Board”) of Shenandoah Telecommunications Company (the “Company”) increased the size of the Board from 10 to 11 and appointed Michael A. Rhymes to serve as a Class 2 Director, effective immediately. Mr. Rhymes’ initial term will expire at the Company’s annual meeting of shareholders in 2025 or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal from office. The Board appointed Mr. Rhymes to serve on its Audit Committee.

       Mr. Rhymes will receive compensation for his service on the Board in accordance with the Company’s standard policies, as described under “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 14, 2024.

Item 7.01. Regulation FD Disclosure.

       On July 31, 2024, the Company issued a press release announcing the appointment of Mr. Rhymes to the Board, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

99.1	Press Release, dated July 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company

Date: July 31, 2024	By:	/s/ Derek C. Rieger
Derek C. Rieger
Vice President - Legal and General Counsel